Exhibit 99.1

Important Announcement from Tim Williams Regarding the Special Meeting of Shareholders

Last evening, Winn-Dixie reached another important milestone in the process of completing the proposed merger with BI-LO when we announced that a special shareholder meeting will be held in the Winn-Dixie headquarters auditorium at 9 a.m. on Friday, March 9, 2012.

The purpose of the meeting is to, among other things, consider and vote on the proposal to approve the Agreement and Plan of Merger with a subsidiary of BI-LO, LLC, which was announced December 19, 2011. Shareholders as of January 27, 2012, including team members, will be invited to vote their shares at the meeting.

As always, we will continue to update you as the process evolves.

Thank you,

Tim Williams

Senior Vice President,

General Counsel and Corporate Secretary

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the preliminary proxy statement, as well as the definitive proxy statements regarding the merger, which will be filed with the SEC.